UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): July 12, 2011

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29 Richmond Road, Pembroke, HM 08 Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Validus Holdings, Ltd. (“Validus”) announced on July 12, 2011 that it delivered a written proposal to Transatlantic Holdings, Inc. (“Transatlantic”) to combine the businesses of Validus and Transatlantic pursuant to which Validus would acquire all of the outstanding shares of Transatlantic through a merger (the “Proposal Letter”).  Pursuant to the Proposal Letter, Transatlantic stockholders would receive 1.5564 Validus voting common shares in the merger and $8.00 per share in cash pursuant to a one-time special dividend from Transatlantic immediately prior to the closing of the merger for each share of Transatlantic stock they own.  The proposed transaction with Validus is structured to be tax-free to Transatlantic stockholders with respect to the Validus voting common shares they receive in the merger.  Based on the closing price of Validus voting common shares as of July 12, 2011, the proposed transaction provides Transatlantic stockholders with total consideration of $55.95 per share of Transatlantic common stock.

Transatlantic is currently party to an Agreement and Plan of Merger, by and among, Allied World Assurance Company Holdings, AG, a corporation limited by shares organized under the laws of Switzerland (“Allied World”), GO Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Allied World, and Transatlantic.  While Validus prefers to work cooperatively with the Transatlantic Board of Directors to complete a consensual transaction, it is prepared to take the proposal directly to Transatlantic stockholders if necessary.

The Board of Directors of Validus has unanimously approved the submission of the Proposal Letter to Transatlantic.

A copy of the press release announcing the delivery of the Proposal Letter, which includes the Proposal Letter, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.  The description contained herein of the Proposal Letter and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Proposal Letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Exhibit 99.1
Press Release, dated July 12, 2011, entitled “Validus Announces Superior Proposal for Combination with Transatlantic Holdings,” including the enclosed Proposal Letter by Validus Holdings, Ltd., dated July 12, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2011

VALIDUS HOLDINGS, LTD. (Registrant)

By:	/s/ Joseph E. (Jeff) Consolino
Name:	Joseph E. (Jeff) Consolino
Title:	President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1
Press Release, dated July 12, 2011, entitled “Validus Announces Superior Proposal for Combination with Transatlantic Holdings,” including the enclosed Proposal Letter by Validus Holdings, Ltd., dated July 12, 2011